SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004

                             PROVIDENT BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-25233                 80-0091851
           --------                      -------                 ----------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Rella Boulevard, Montebello, New York                                10901
-----------------------------------------                                -----
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:   (845) 369-8040
                                                      --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 2.01     Acquisition or Disposition of Assets
              ------------------------------------

     On October 1, 2004, Provident Bancorp, Inc. (the "Company") completed its acquisition of Warwick Community Bancorp, Inc. ("WCBI") and its wholly-owned subsidiaries, The Warwick Savings Bank, The Towne Center Bank and Hardenburgh Abstract Company. As part of the acquisition, WCBI stockholders who elected to receive all cash or indicated "No Preference" received consideration of $32.26 in cash for each of their WCBI shares. Shareholders who elected to receive all stock received 2.7810 shares of common stock of the Company for 99.89% of their shares of common stock of WCBI and $32.26 in cash for each of the remaining 0.11% of their shares. Shareholders who elected to receive cash and shares of common stock of the Company received $32.26 in cash for the cash portion of their election, 2.7810 shares of common stock of the Company for 99.89% of their stock election shares and $32.26 in cash for each of the remaining 0.11% of their stock election shares. Cash was issued in lieu of fractional shares at a rate of $11.612 per whole share. The aggregate purchase price for the transaction was approximately $147.2 million. The transaction was accounted for using the purchase method.


Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  The financial statements required by this item have been previously filed.

(b)  Pro Forma Financial Information

     The unaudited pro forma condensed combined financial statements attached as
Exhibit 99 ("pro forma financial statements") are based on the historical financial statements of WCBI and the Company and have been prepared to illustrate the effect of the acquisition.

     The unaudited pro forma condensed combined balance sheet as of September 30, 2004 as Exhibit 99 is based on the audited historical consolidated balance sheet of the Company and the unaudited historical consolidated balance sheet of WCBI at that date, assuming that the acquisition had been consummated on September 30, 2004 and accounted for using the purchase method of accounting.

     The unaudited pro forma income statements reflect the combination of the historical results of operations of the Company and WCBI for the year ended September 30, 2004 and for the year ended December 31, 2003. The unaudited pro forma income statements give effect to the acquisition using the purchase method of accounting and assume that (1) the acquisition occurred as of the beginning of the respective periods presented, and (2) the amount of initial goodwill equaled the amount reflected in the unaudited pro forma condensed combined balance sheet as of September 30, 2004.

     These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company's September 30, 2004 Form 10-K; and in WCBI's December 31, 2003 Form 10-K.



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     The  combined  company  expects to achieve  benefits  from the  acquisition including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements that are expected to result from the combination of the operations of the Company and WCBI and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the date indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                     PROVIDENT BANCORP, INC.



Date:  December 15, 2004                        By:  \s\ Paul A. Maisch
                                                     ---------------------------
                                                     Paul A. Maisch
                                                     Senior Vice President and
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX


The following exhibit is filed as part of this report:


         Exhibit No.               Description
         -----------               -----------

            99                     Unaudited pro forma financial statements